UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2009

MARINE PRODUCTS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16263	58-2572419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway, Suite 520, Atlanta, Georgia 30329
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-7910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On April 28, 2009, the stockholders of the registrant voted to elect Larry L. Prince as a Class II Director.  Mr. Prince, 70, currently serves as the Chairman of the Executive Committee of the Board of Directors of Genuine Parts Company; and previously as Chairman of the Board of Genuine Parts Company from 1990 through February 2005; and Chief Executive Officer from 1989 through August 2004 of Genuine Parts Company.  Prince also serves as a director of Crawford & Company, and SunTrust Banks, Inc.  Mr. Prince also obtained stockholder approval as a director of RPC, Inc. and Rollins, Inc.  Mr. Prince has not been appointed to any committee of the Board of Directors and will be compensated on the same basis as the other non-employee directors.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 99 - Press release dated April 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marine Products Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marine Products Corporation.

Date: April 30, 2009	/s/ BEN M. PALMER
Ben M. Palmer
Vice President,
Chief Financial Officer and Treasurer